UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 22, 2016, Imprimis Pharmaceuticals, Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with, and issued an 8.00% Convertible Senior Secured Note in the principal amount of $3,000,000 (the “Note”) to, IMMY Funding LLC (the “Purchaser”), an affiliate of Life Sciences Alternative Funding LLC. Pursuant to the terms of the Purchase Agreement, on the date thereof, the Company issued the Note to the Purchaser and, as consideration therefor, the Purchaser paid the Company in cash the full principal amount of the Note. The Company intends to use the proceeds from the issuance of the Note for working capital and general corporate purposes.

Pursuant to the terms of the Note, the Company is obligated to pay interest on the principal amount of the Note monthly in cash at a fixed per-annum rate of 8.00%, and the Company is obligated to repay the full principal amount of the Note in cash on May 11, 2021. The Company is permitted to redeem the Note at any time on or after March 1, 2018 for a cash purchase price equal to 109% of the outstanding principal amount of the Note if redeemed between March 1, 2018 and February 28, 2019, 107% of the outstanding principal amount of the Note if redeemed between March 1, 2019 and February 29, 2020 and 105% of the outstanding principal amount of the Note if redeemed on or after March 1, 2020. The Note is convertible by the holder at any time into 169.4915 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), per $1,000 outstanding principal amount of the Note, subject to anti-dilution adjustment upon the Company’s first equity financing while the Note is outstanding in which it receives gross proceeds of at least $3 million, if such equity financing is completed at a per share price that is less than the conversion rate of the Note, and also subject to adjustment upon stock combinations or splits, certain recapitalizations, stock or cash dividends or other distributions of property or equity rights. Additionally, in the event of certain change of control events affecting the Company, the Company may be required, at the option of the holder of the Note, to repurchase the Note in cash for the greater of 105% of the outstanding principal amount of the Note or the value of the shares of Common Stock issuable upon conversion of the Note.

Pursuant to the terms of the Note, the Company is bound by certain negative covenants setting forth actions that the Company may not take while the Note is outstanding without the consent of the noteholder, including, among others, disposing of certain of the Company’s or its subsidiaries’ business or property, incurring certain additional indebtedness, entering into certain merger, acquisition or change of control transactions, paying certain dividends or distributions on or repurchasing any of the Company’s capital stock, or incurring any lien or other encumbrance on the Company’s or its subsidiaries’ assets, subject to certain permitted exceptions. Upon the occurrence of an event of default under the Note (subject to cure periods for certain events of default), all amounts owed by the Company thereunder may be declared immediately due and payable by the noteholder. Events of default include, among others, the following: the occurrence of certain bankruptcy events; the failure to make payments under the Note when due; the failure to convert the Note in accordance with its terms; the occurrence of a material adverse change in the business, operations or condition of the Company or any of its subsidiaries; the breach by the Company or its subsidiaries of certain of their material agreements with third parties; the initiation of certain regulatory enforcement actions against the Company or its subsidiaries; the rendering of certain types of fines or judgments against the Company or its subsidiaries; and the occurrence of any event of default under the Loan Agreement (as defined below).

The Company’s obligations under the Note are guaranteed on a secured basis by its wholly owned subsidiaries, Pharmacy Creations, L.L.C., South Coast Specialty Compounding, Inc., ImprimisRx PA, Inc., and ImprimisRx TX, Inc. Each of the Company and its subsidiaries has granted the Purchaser a security interest in substantially all of its personal property, rights and assets, including intellectual property rights and equity ownership, to secure the payment of all amounts owed under the Note.

In connection and concurrently with the execution of the Purchase Agreement and the issuance of the Note, the Company and the Purchaser also entered into an amendment (the “Loan Agreement Amendment”) to the loan and security agreement dated May 11, 2015 (as so amended, the “Loan Agreement”), pursuant to which the Purchaser loaned to the Company a term loan in the aggregate principal amount of $10,000,000. The Loan Agreement Amendment modifies the terms of the Loan Agreement in order to eliminate the potential borrowing of a second term loan thereunder and to permit the Company to issue the Note. Additionally, the Company and the Purchaser entered into an amendment (the “Warrant Amendment”) to the warrant to purchase up to 125,000 shares of Common Stock that was issued to the Purchaser on May 11, 2015 in connection with the Loan Agreement (as so amended, the “Warrant”). The Warrant Amendment modifies the terms of the Warrant in order to reduce the exercise price thereof to $5.90, which is consistent with the initial conversion rate of the Note, and to add an anti-dilution adjustment provision that is consistent with the same such provision in the Note.

The foregoing is only a brief description of the Purchase Agreement, the Note, the Loan Agreement Amendment, and the Warrant Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the documents, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 in its entirety.

The offer, sale and issuance of the Note and the shares of Common Stock to be issued upon the conversion of the Note or upon the exercise of the Warrant (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Securities have been and will be sold and issued in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act based on the following facts: the recipient of the Securities has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that it has acquired or will acquire the Securities for investment for its own account and not with a view to the public resale or distribution of the Securities, and that it has the investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities; and the Securities have been and will be issued as restricted securities. The Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	8.00% Convertible Senior Secured Note issued on January 22, 2016 by Imprimis Pharmaceuticals, Inc.

10.2	Note Purchase Agreement dated January 22, 2016 between Imprimis Pharmaceuticals, Inc. and IMMY Funding LLC

10.3	Second Amendment to Loan and Security Agreement dated January 22, 2016 between Imprimis Pharmaceuticals, Inc. and IMMY Funding LLC

10.4	Amendment to Warrant to Purchase Stock dated January 22, 2016 between Imprimis Pharmaceuticals, Inc. and IMMY Funding LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: January 25, 2016	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	8.00% Convertible Senior Secured Note issued on January 22, 2016 by Imprimis Pharmaceuticals, Inc.

10.2	Note Purchase Agreement dated January 22, 2016 between Imprimis Pharmaceuticals, Inc. and IMMY Funding LLC

10.3	Second Amendment to Loan and Security Agreement dated January 22, 2016 between Imprimis Pharmaceuticals, Inc. and IMMY Funding LLC

10.4	Amendment to Warrant to Purchase Stock dated January 22, 2016 between Imprimis Pharmaceuticals, Inc. and IMMY Funding LLC